PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this “Agreement”) is made as of May 25, 2011, by and among WaferGen Bio-systems, Inc., a Nevada Corporation (the “Company”), and the investors named in the attached Schedule I (each an “Investor” and collectively, the “Investors”).

WHEREAS, the Company desires to issue and sell to the Investors, severally and not jointly, and the Investors desire to acquire, severally and not jointly, from the Company (i) shares of Series A-1 Convertible Preferred Stock, par value $0.001 per share, of the Company (“Series A-1 Preferred”), (ii) certain Convertible Promissory Notes of the Company (each, a “Note,” and together with all other Convertible Promissory Notes issued pursuant to this Agreement, the “Notes”) and (iii) certain warrants to purchase shares of Common Stock, par value $0.001 per share (“Common Stock”), of the Company (each, a “Warrant,” and together with all other warrants issued pursuant to this Agreement, the “Warrants”) for the consideration specified herein and subject to the terms herein;

WHEREAS, the Company and the Investors desire to set forth certain matters to which they have agreed relating to the Series A-1 Preferred, the Notes and the Warrants; and

WHEREAS, the Company has engaged Oppenheimer & Co. Inc. as placement agent (the “Placement Agent”) for the offering of the Series A-1 Preferred, the Notes and the Warrants on a “best efforts” basis.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

ARTICLE I

ISSUANCE OF SECURITIES AND NOTES; CLOSING

SECTION 1.1   Authorization.  As of immediately prior to the Closing (as defined below) the Company will have authorized the issuance, pursuant to the terms and conditions of this Agreement, of (i) up to 9,000,000 shares of Series A Preferred (as hereinafter defined) having the rights, preferences, privileges and restrictions set forth in the Certificate of Designation of the Company attached to this Agreement as Exhibit A (the “Designation Certificate”), (ii) up to $15,275,000 in aggregate principal amount of the Notes, which Notes shall be in the form of Exhibit B attached hereto, and (iii) the Warrants representing the right to purchase up to 56,173,245 shares of Common Stock, which Warrants shall be in the form of Exhibit C attached hereto.

SECTION 1.2   Purchase and Sale of Series A-1 Preferred, Notes and Warrants with Respect to Series A-1 Preferred.  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Company contained herein, each Investor agrees to purchase from the Company, and the Company agrees to sell and issue to such Investor, on the Closing Date (as hereinafter defined) (i) the aggregate number of shares of Series A-1 Preferred set forth opposite such Investor’s name on Schedule I attached hereto, (ii) a Note in the principal amount (the “Principal Amount”) equal to the amount set forth beneath the caption “Principal Amount of Note” set forth opposite such Investor’s name on such Schedule I  and (iii)  a Warrant representing the right to purchase up to that number of shares of Common Stock of the Company set forth beneath the caption “Shares of Common Stock  Underlying Warrant” set forth opposite such Investor’s name on  such Schedule I, for the total aggregate purchase price of such shares of Series A-1 Preferred, such Note and such Warrant as is set forth opposite such Investor’s name on such Schedule I.  Such total aggregate purchase price paid by an Investor will be apportioned to the shares of Series A-1 Preferred, the Note and the Warrant purchased by such Investor based on their relative fair market value as to be agreed by the Company and the Required Investors (as defined below),

SECTION 1.3   Closing; Delivery of the Securities at Closing.  The completion of the purchase and sale of the shares of Series A-1 Preferred, the issuance of the Notes and the issuance of the Warrants (collectively, the “Closing”) shall occur at 1 p.m. local time at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, NY, on May 27, 2011, subject to the satisfaction of all conditions of closing pursuant to Section 1.4 below, or at such other location, date and time as may be mutually agreed upon by the Company and the Investors purchasing a majority of the shares of Series A-1 Preferred (such date being referred to herein as the “Closing Date”).  At the Closing, the Company shall deliver to each Investor (i) one or more stock certificates representing the number of shares of Series A-1 Preferred set forth opposite such Investor’s name on Schedule I hereto, each such certificate to be registered in the name of such Investor, (ii) if such Investor is purchasing a Note, a Note reflecting the name of such Investor, in principal amount equal to such Investor’s Principal Amount, and dated as of the date of such Closing, and (iii) a Warrant reflecting the name of the Investor, representing the right of such Investor to purchase up to that number of shares of Common Stock of the Company set forth beneath the caption “Shares of Common Stock  Underlying Warrant” set forth opposite such Investor’s name on Schedule I attached hereto.

SECTION 1.4   Closing Conditions.

(a)           The Company’s obligation to issue the shares of Series A-1 Preferred, a Note and a Warrant, as applicable, to each Investor shall be subject to the following conditions, any one or more of which may be waived by the Company:  (i) receipt by the Company, at or prior to the Closing Date, of a certified or official bank check or wire transfer of funds in the full amount of the aggregate purchase price for the shares of Series A-1 Preferred being purchased hereunder by such Investor at or prior to the Closing Date; (ii) receipt by the Company, at or prior to the Closing Date, of a certified or official bank check or wire transfer of funds in the full amount of purchase price of the Note being issued hereunder to such Investor; (iii) receipt by the Company, at or prior to the Closing Date, of a certified or official bank check or wire transfer of funds in the full amount of the aggregate purchase price for the Warrant being purchased hereunder by such Investor (iv) the accuracy of the representations and warranties made by such Investor as of the date hereof and on the Closing Date and the fulfillment of those undertakings of such Investor to be fulfilled prior to the Closing; (v) the execution and delivery of the Registration Rights Agreement, substantially in the form attached hereto as Exhibit D, by each of the Investors; (vi) the obtaining by the Company of any and all consents and waivers necessary for consummation of the transactions contemplated by this Agreement and, if applicable, receipt of a pay-off letter and evidence of the release of security interests in the assets of the Company by Oxford Finance Corporation (“Oxford”) in connection with that certain Loan and Security Agreement between the Company and Oxford dated December 7, 2010 (the “Oxford Loan Agreement”), and (vii) the receipt of such other documents from the Investors as may be reasonably requested by the Company in connection with the transactions contemplated by this Agreement.

(b)           Each Investor’s obligation to purchase, as applicable, the shares of Series A-1 Preferred, a Note and a Warrant hereunder shall be subject to the following conditions, any one or more of which may be waived by such Investor:  (i) the accuracy of the representations and warranties of the Company as of the date hereof and on the Closing Date; (ii) the execution and delivery of the Registration Rights Agreement by the Company; (iii) the execution and delivery by Alnoor Shivji, Robert Coradini, Robert Hariri, Cojack Investment Opportunities, LLC and The Shivji Family Trust dated June 12, 2000 of waivers, substantially in the form of Exhibit E hereto, with respect to the anti-dilution rights under their existing warrants with the Company, (iv) the execution and delivery of the letter agreement, substantially in the form of Exhibit F hereto (the “Letter Agreement”), by the Company, The Shivji Family Trust dated June 12, 2000, Robert Coradini, Joel Kanter, The Kanter Family Foundation and CIBC Trust Company (Bahamas) Limited, (v) receipt by the Investors of opinions of Morrison & Foerster LLP and McDonald Carano Wilson LLP (Nevada counsel), counsel to the Company, covering the matters set forth in Exhibit G-1 and Exhibit G-2 hereto; (vi) receipt by the Investors of a certificate signed by the Company’s Chief Executive Officer and Chief Financial Officer to the effect that the representations and warranties of the Company in Article II hereof are true and correct in all material respects as of, and as if made on, the date of this Agreement and as of the Closing and that the Company has satisfied in all material respects all of the conditions set forth in this sentence; (vii) receipt by the Investors of a good standing certificate of the Secretary of State of Nevada and California; (viii) the obtaining by the Company of any and all consents and waivers necessary for consummation of the transactions contemplated by this Agreement; (ix) the receipt by the Investors of evidence of the filing of the Designation Certificate with the Secretary of State of the State of Nevada; (x) the obtaining by the Company of any and all consents and waivers necessary for consummation of the transactions contemplated by this Agreement and, if applicable, receipt of a pay-off letter and evidence of the release of security interests in the assets of the Company by Oxford in connection with the Oxford Loan Agreement, in each case, in form and substance reasonably satisfactory to the Investors, (xi) the non-existence of any events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and (xii) the receipt of such other documents from the Company as may be reasonably requested by the Investors in connection with the transactions contemplated by this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the schedules delivered herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby represents and warrants as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to each of the Investors and the Placement Agent:

SECTION 2.1   Organization and Qualification.  The Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of jurisdiction of its organization, and the Company is duly qualified and in good standing in California.  Each of the Company and its Subsidiaries has all requisite power and authority to own and operate its properties and assets and to carry on its business as currently conducted and proposed to be conducted.  Each of the Company and its Subsidiaries is duly qualified to transact business in each jurisdiction in which the failure to be so qualified would not reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operation of the Company and its Subsidiaries in the aggregate (a “Material Adverse Effect”).

SECTION 2.2   Authorization.  All action on the part of the Company, its board of directors, officers and existing stockholders necessary for the authorization, execution and delivery of this Agreement, the Notes, the Warrants, the Registration Rights Agreement and the Letter Agreement (collectively, the “Transaction Agreements”), and the performance of all obligations of the Company hereunder and thereunder has been taken, and the Transaction Agreements, assuming due execution by the parties hereto and thereto, constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.   The Company has all requisite power to execute and deliver this Agreement, to sell and issue the shares of Series A-1 Preferred, the Notes, the Warrants, the shares of  Series A-2 Convertible Preferred Stock, par value $0.001 per share (the “Series A-2 Preferred”, and together with the Series A-1 Preferred, the “Series A Preferred”) issuable upon conversion of the Notes, and the shares of Common Stock issuable upon conversion of the Series A Preferred or the exercise of the Warrants (collectively, the “Securities”) hereunder and to carry out and perform its obligations under the Transaction Agreements.

SECTION 2.3   Valid Issuance of Series A Preferred, Warrants and Underlying Common Stock.  The shares of Series A-1 Preferred and the Warrants are duly authorized and when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, and the shares of Common Stock underlying the Warrants, when issued and delivered in accordance with the terms of the Warrants, shall be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer directly or indirectly created by the Company other than restrictions on transfer under this Agreement, the Registration Rights Agreement and the terms of the Warrants and under applicable federal and state securities laws.  The shares of Series A-2 Preferred issuable upon conversion of the Notes, have duly reserved for issuance and when issued, sold and delivered in accordance with the terms of the Notes for the consideration expressed therein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Registration Rights Agreement and under applicable state and federal securities laws.  The shares of Common Stock issuable upon conversion of the Series A Preferred have been duly reserved for issuance and will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Registration Rights Agreement and under applicable state and federal securities laws. The issuance and delivery of the Securities is not subject to preemptive, co-sale, right of first refusal or any other similar rights of the stockholders of the Company or any liens or encumbrances or, except as set forth in Schedule 2.3 hereof, result in the triggering of any anti-dilution or other similar rights under any outstanding securities of the Company.

SECTION 2.4   Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the offer, sale or issuance of the Series A Preferred, Notes, Warrants or shares of Common Stock issuable upon conversion of the Series A Preferred or upon exercise of the Warrants, except for the following: (i) the filing of such notices as may be required under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the compliance with any applicable state securities laws, which compliance will have occurred within the appropriate time periods therefor.

SECTION 2.5   Litigation.  Except as disclosed in the SEC Reports (as defined below), there are no actions, suits, proceedings or investigations pending or, to the best of the Company’s knowledge, threatened before any court, administrative agency or other governmental body against the Company or its Subsidiaries which question the validity of the Transaction Agreements, or the right of the Company to enter into any of them, or to consummate the transactions contemplated hereby or thereby, or which would reasonably be expected to have a Material Adverse Effect.  The Company is not a party or subject to, and none of its assets is bound by, the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which would reasonably be expected to have a Material Adverse Effect.

SECTION 2.6   Compliance with Other Instruments.  Neither the Company nor any of its Subsidiaries is  in violation or default of any provision of its Articles of Incorporation, Bylaws or other organization documents, each as in effect immediately prior to the Closing.  Except as disclosed in the Company’s public filings with the Securities and Exchange Commission (the “Commission”), the Company is not in violation or default of any provision of any material instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or obligation to which it is a party or by which it or any of its properties or assets are bound which would reasonably be expected to have a Material Adverse Effect.  The Company is not in violation or default of any provision of any federal, state or local statute, rule or governmental regulation which would reasonably be expected to have a Material Adverse Effect.  The execution, delivery and performance of and compliance with this Agreement and the other Transaction Agreements and the issuance and sale of the shares of Series A Preferred, the Notes, Warrants, and shares of Common Stock issuable upon conversion of the Series A Preferred or upon exercise of the Warrants will not result in any of the foregoing violations or defaults, be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any such provision, require any consent or waiver under any such provision (other than any consents or waivers that have been obtained), or result in the creation of any mortgage, pledge, lien, encumbrance or charge (“Lien”) upon any of the properties or assets of the Company pursuant to any such provision.

SECTION 2.7   Capitalization.  Immediately prior to the Closing, the authorized capital stock of the Company consists of (a) 300,000,000 shares of Common Stock, $0.001 par value per share, 41,459,351 shares of which were issued and outstanding, and (b) 10,000,000 shares of Preferred Stock, $0.001 par value per share, 4,500,000 shares of which are designated as Series A-1 Preferred and 4,500,000 shares of which are designated as Series A-2 Preferred, and of which no shares were issued and outstanding.  Immediately following the Closing, the Company shall have no more than 2,937,500 shares of Series A-1 Preferred outstanding. All subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company issued and outstanding as of the date hereof, or material contracts, commitments, understandings, or arrangements by which the Company or any of its subsidiaries is or may be obligated to issue shares of capital stock, or securities or rights convertible or exchangeable for shares of capital stock, are as set forth in the SEC Documents.  The issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities.  Except as disclosed in the SEC Documents, no holder of the Company’s capital stock is entitled to preemptive or similar rights.  There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) of the Company issued and outstanding.  Except as disclosed in the SEC Documents, there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act.

SECTION 2.8   Subsidiaries.  Except as disclosed in the SEC Reports or Schedule 2.8 hereof, the Company has no direct or indirect subsidiaries (“Subsidiaries”).  Except as disclosed in the SEC Reports or in Schedule 2.8 hereto, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities and there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of any Subsidiary’s capital stock or any such options, rights, convertible securities or obligations.

SECTION 2.9   Reports; Disclosure Materials.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension, except where the failure to file on a timely basis would not have or reasonably be expected to result in a Material Adverse Effect.  As of their respective filing dates, or to the extent corrected by a subsequent restatement, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

SECTION 2.10          Contracts. Each indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement or instrument of a character that is required to be described or summarized in the SEC Reports or to be filed as an exhibit to the SEC Reports under the Exchange Act and the rules and regulations promulgated thereunder (collectively, the “Material Contracts”) is so described, summarized or filed.  The Material Contracts to which the Company or its Subsidiaries are a party have been duly and validly authorized, executed and delivered by the Company or its Subsidiaries, as applicable, and constitute the legal, valid and binding agreements of the Company or its Subsidiaries, as applicable, enforceable by and against the Company or its Subsidiaries, as applicable, in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights.

SECTION 2.11          Financial Statements. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement).  Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), as applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments.

SECTION 2.12          Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) neither the Company nor any of its Subsidiaries has incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company has not issued any equity securities to any officer, director or Affiliate, except Common Stock issued in the ordinary course as dividends on outstanding preferred stock or issued pursuant to existing Company stock option or stock purchase plans or executive and director compensation arrangements disclosed in the SEC Reports, and (vi) there has been no material loss or damage (whether or not insured) to the physical property of the Company or its Subsidiaries.

SECTION 2.13         Employment Matters.  Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice except for matters which would not, individually or in the aggregate, have a Material Adverse Effect.  There is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of its Subsidiaries, and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of its Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees or any applicable wage or hour laws.  None of the Company’s or any Subsidiary’s employees is a member of a union that relates to such employee’s relationship with the Company, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and each Subsidiary believes that its relationship with its employees is good.  No executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer's employment with the Company or any such Subsidiary.  To the Company’s knowledge, no executive officer, to the Company’s knowledge, is, or is now expected to be, in violation of any term of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of a third party, and to the Company’s knowledge, the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

SECTION 2.14          ERISA.  The Company and its Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its Subsidiaries would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

SECTION 2.15          Regulatory Permits. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its respective business as currently conducted and as described in the SEC Reports, except where the failure to possess such permits, individually or in the aggregate, has not and would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Material Permits.

SECTION 2.16          Title to Assets.  The Company and its Subsidiaries do not own any real property.  The Company and its Subsidiaries have good and marketable title to all tangible personal property owned by them that is material to the business of the Company and its Subsidiaries, taken as whole, in each case free and clear of all Liens except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries.  Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.  The Company and each of its Subsidiaries hold their leased properties under valid and binding leases.  The Company and each of its Subsidiaries own or lease all such properties as are necessary to its operations as now conducted.

SECTION 2.17          Intellectual Property.  To the Company’s knowledge, the Company owns, or has obtained valid and enforceable licenses for, or other legal rights to use, the inventions, patent applications, patents, utility models, industrial property, trademarks (both registered and unregistered), trade names, service marks (both registered and unregistered), service names, copyrights, trade secrets, customer lists, designs, manufacturing or other processes, computer software, systems, data compilations, research results, know-how or other proprietary rights and information (collectively, “Intellectual Property”) owned or licensed by the Company or its Subsidiaries, or used in the Company’s or its Subsidiaries businesses as presently conducted, except where the failure to own, license or otherwise enjoy such rights would not, individually or in the aggregate, have a Material Adverse Effect.  To the Company’s knowledge, all of the patents, registered trademarks and registered copyrights owned or licensed by the Company or its Subsidiaries have been duly registered in, filed in or issued by the United States Patent and Trademark Office (the “USPTO”), the United States Copyright Office or the corresponding offices of other jurisdictions and have been maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and all such other jurisdictions, except where the failure to do so, individually or in the aggregate, would not have a Material Adverse Effect.  The Company and its Subsidiaries have taken all steps required in accordance with sound business practice and business judgment to establish and preserve their ownership of or rights to all of their Intellectual Property.  Except as set forth in the SEC Reports, to the Company’s knowledge, there are no third parties who have or will be able to establish rights to any Intellectual Property of the Company or its Subsidiaries.  To the Company’s knowledge, there is no infringement by third parties of any of the Intellectual Property of the Company or its Subsidiaries which, individually or in the aggregate, would have a Material Adverse Effect.  Except as set forth in the SEC Reports, to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or its Subsidiaries’ rights in or to any Intellectual Property of the Company or its Subsidiaries, and the Company is unaware of any facts that could form a reasonable basis for any such action, suit, proceeding or claim.  Except as set forth in the SEC Reports, there is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property of the Company or its Subsidiaries, and the Company is unaware of any facts that could form a reasonable basis for any such action, suit, proceeding or claim.  To the Company’s knowledge, neither the Company nor any of its Subsidiaries has, and presently is not, infringing or violating the Intellectual Property of any other person.  Except as set forth in the SEC Reports, there is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or claim by another that the Company or any of its Subsidiaries infringes or otherwise violates any Intellectual Property, and the Company is unaware of any facts that could form a reasonable basis for any such action, suit, proceeding or claim.  To the Company’s knowledge, the manufacture, use, sale, offer for sale or import of any product by the Company or its Subsidiaries would not infringe any claim of any patent of another party, except that of a licensor who has granted the Company or its Subsidiaries a license under any such patent.  Except as set forth in the SEC Reports, no proceeding charging the Company or its Subsidiaries with infringement of any adversely held Intellectual Property has been filed.  The Company and its Subsidiaries, as applicable, are in compliance with the material terms of all agreements pursuant to which Intellectual Property has been licensed to the Company or its Subsidiaries.  All such agreements are in full force and effect and there is no default by the Company thereto, and to the Company’s knowledge, no notice of default thereunder has been threatened against the Company.  To the Company’s knowledge, sublicenses granted to others by the Company or its Subsidiaries are now in compliance with the terms of all agreements pursuant to which Intellectual Property has been sublicensed by the Company or its Subsidiaries.  To the Company’s knowledge, all such agreements are in full force and effect and there is no default by any sublicensee thereto.  To the Company’s knowledge, there is no patent or patent application containing claims that interfere with the issued or pending claims of any patent owned by or licensed to the Company or its Subsidiaries.  The Company is not aware of any fact from which it could reasonably be inferred that an individual associated with the filing and prosecution of any patent owned by or licensed to the Company or its Subsidiaries failed to disclose to the USPTO all information known to that individual to be material to patentability.  The products manufactured and sold by the Company and its Subsidiaries fall within the scope of one or more claims of one or more patents owned by or licensed to the Company or its Subsidiaries.

SECTION 2.18          Insurance.  The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent and customary in the businesses and locations in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage.  Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance, nor, to the Company’s knowledge, will it or any Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant  increase  in cost.

SECTION 2.19          Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

SECTION 2.20          Sarbanes-Oxley; Disclosure Controls.  The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company has established disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

SECTION 2.21          Certain Fees.   No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or a Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than as described in Schedule 2.21 hereto. The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons or entities for fees of a type contemplated in this Section 2.21 that may be due in connection with the transactions contemplated by this Agreement.

SECTION 2.22          Private Placement. Assuming the accuracy of the Investors’ representations and warranties set forth in this Agreement, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors under this Agreement.

SECTION 2.23          Registration Rights.  Other than each of the Investors or as set forth in Schedule 2.20 hereto, no person or entity has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company other than those securities which are currently registered on an effective registration statement on file with the Commission.

SECTION 2.24          No Integrated Offering.  Assuming the accuracy of the Investors’ representations and warranties set forth in this Agreement, none of the Company or its Subsidiaries has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, nor will the Company or its Subsidiaries or affiliates take any action or steps that would require registration of any of the Securities under the Act or cause the offering of the Securities to be integrated with other offerings.

SECTION 2.25          No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of shares of Series A-1 Preferred Stock, the Notes or the Warrants by any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act).

SECTION 2.26          Tax Matters.   The Company and each of its Subsidiaries (i) has accurately and timely prepared and filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except, in the case of clauses (i) and (ii) above, where the failure to so pay or file any such tax, assessment, charge or return would not have or reasonably be expected to result in a Material Adverse Effect.  There are no unpaid taxes in any material amount claimed by the taxing authority of any jurisdiction to be due by the Company or any of its Subsidiaries.

SECTION 2.27          Environmental Matters.  Neither the Company nor any of its Subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws; which violation, contamination, liability or claim has had or would have, individually or in the aggregate, a Material Adverse Effect; and there is no pending investigation or, to the Company’s knowledge, investigation threatened in writing that might lead to such a claim.  The Company and each of its Subsidiaries has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and are in compliance with all terms and conditions of any such permit, license or approval, where the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect

SECTION 2.28         Foreign Corrupt Practices.  Neither the Company nor its Subsidiaries, nor to the Company’s knowledge, any agent or other person acting on behalf of the Company or its Subsidiaries, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any direct or indirect unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

SECTION 2.29          Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in SEC Reports and is not so disclosed or that otherwise would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.  There are no such transactions, arrangements or other relationships with the Company that may create contingencies or liabilities that are not otherwise disclosed by the Company in its Exchange Act filings.

SECTION 2.30          No Manipulation of Stock.  Neither the Company nor any of its Subsidiaries, nor to the Company’s knowledge, any of their respective officers, directors, employees, affiliates or controlling persons has taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to, directly or indirectly, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities.

SECTION 2.31          Investment Company Status.  The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company,” an “affiliated person” of, “promoter” for or “principal underwriter” for, or an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended, or the rules and regulations promulgated thereunder.

SECTION 2.33          Money Laundering Laws.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

SECTION 2.34          OFAC.  Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

SECTION 2.33          Disclosure.  The Company understands and confirms that the Investors will rely on the foregoing representations and warranties in effecting transactions in the Securities of the Company.  All disclosure provided to the Investors regarding the Company, its business and the transactions contemplated hereby furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS
OF THE INVESTORS

Each Investor, severally and not jointly, hereby acknowledges, represents, warrants and agrees as of the date of this Agreement and as of the Closing Date as follows:

SECTION 3.1            Investor Representations.  The Investor represents and warrants to, and covenants with, the Company that: (i) the Investor is an “accredited investor” as defined in Regulation D under the Securities Act and the Investor is also knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the shares of Series A-1 Preferred, the Notes and the Warrants, including investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Securities; (ii) the Investor is acquiring the Securities in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Securities or entering into any arrangement or understanding with any other persons regarding the distribution of such Securities; (iii) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; and (iv) the Investor has, in connection with its decision to purchase the Securities, relied only upon the representations and warranties of the Company contained herein.  Subject to Article IV herein, the Investor understands that its acquisition of the Securities has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Investor’s investment intent as expressed herein.

SECTION 3.2            Compliance With Securities Laws.  The Investor hereby covenants with the Company not to make any sale of the Securities, or shares of Common Stock issuable upon conversion of any of the Securities, without complying with the provisions of this Agreement, and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied (unless the Investor is selling such Securities in a transaction not subject to the prospectus delivery requirements), and the Investor acknowledges that any certificates evidencing the Securities or shares of Common Stock issuable upon conversion of any of the Securities, will be imprinted with a legend that prohibits their transfer except in accordance therewith.

SECTION 3.3            Authority of Investor; Validity of this Agreement.  The Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.  The execution and delivery by the Investor of this Agreement and the performance by the Investor of its obligations hereunder and the purchase of the Securities by the Investor will not conflict with, or result in any breach of any of the terms of, or constitute a default under, where applicable, the internal fund restrictions of the Investor’s fund(s) or the governing documents of such fund(s).

SECTION 3.4            Investment Decision by Investor.  The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice.  The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.  Such Investor understands that the Placement Agent has acted solely as the agent of the Company in this placement of Securities and such Investor has not relied on the business or legal advice of the Placement Agent or any of its agents, counsel or affiliates in making its investment decision hereunder, and confirms that none of such persons has made any representations or warranties to such Investor in connection with the transactions contemplated by this Agreement. The Placement Agent is hereby expressly made a third party beneficiary of the immediately preceding sentence.

ARTICLE IV
REGISTRATION RIGHTS; TRANSFER RESTRICTIONS; POST-CLOSING COVENANTS

SECTION 4.1            Registration Rights. Contemporaneously with the execution and delivery of this Agreement or at or prior to the Closing, the parties hereto shall execute and deliver the Registration Rights Agreement pursuant to which the Company will agree to provide certain registration rights under the Securities Act with respect to the shares of Common Stock issuable upon conversion of the Series A Preferred and/or upon the exercise of the Warrants, as the case may be.

From and after the Closing, and prior to the effectiveness of the registration statement to be filed pursuant to the terms of the Registration Rights Agreement, the Company agrees that, without the approval, by vote or written consent, of the holders of at least 67% of the Principal Amount of Notes then outstanding and at least 67% of the shares of Series A Preferred then outstanding, the Company shall not sell (i) any newly issued debt securities of the Company or (ii) any newly issued shares of capital stock of the Company, provided, however, that, for the avoidance of doubt, the foregoing limitation shall not apply to the issuance of any securities of the Company pursuant to this Agreement or the transactions contemplated hereunder and, provided, further, that the foregoing limitation shall not apply to the issuance of Common Stock of the Company pursuant to the exercise or conversion of any securities of the Company outstanding as of the Closing Date.

SECTION 4.2            Transfer Restrictions.  The Investors acknowledge and agree as follows:

(a)                               The Securities, and the shares of Common Stock issuable upon conversion of the Series A Preferred and/or upon the exercise of the Warrants and the shares of Series A-2 Preferred into which the Notes are convertible (collectively, the “Underlying Shares”), have not been registered for sale under the Securities Act, in reliance on the private offering exemption in Section 4(2) thereof; except as provided in the Registration Rights Agreement, the Company does not intend to register the Securities or the Underlying Shares under the Securities Act at any time in the future; and the undersigned will not immediately be entitled to the benefits of Rule 144 with respect to the Securities and the Underlying Shares.

(b)                              The Investors understand that the certificates representing the Securities, until such time as the Securities or the Underlying Shares (as the case may be) have been registered under the Securities Act, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED HEREBY [(AND THE SECURITIES ISSUABLE UPON THE EXERCISE/CONVERSION HEREOF)] HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

(c)                               No governmental agency has passed upon the Securities and the Underlying Shares or made any finding or determination as to the wisdom of any investments therein.

SECTION 4.3            Removal of Legend and Transfer Restrictions.  The Company hereby covenants with the Investors to, no later than three trading days following the delivery by the Investor to the Company of a legended certificate representing Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer), in connection with the sale of all or a portion of the shares of Series A-1 Preferred or any Underlying Shares, as applicable, pursuant to an effective registration statement or pursuant to a transaction exempt from the registration requirements of the Securities Act or an opinion of counsel reasonably satisfactory to the Company that such securities are freely transferable and that the legend is no longer required on such stock certificate, deliver or cause the Company’s transfer agent to deliver to the transferee of the securities or to the Investor, as applicable, a new stock certificate representing such shares of stock that is free from all restrictive and other legends. The Company acknowledges that the remedy at law for a breach of its obligations under this Section 4.3 may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 4.3 with respect to any Investor, the Investor shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

SECTION 4.4            Designated Board Seat.  For as long as at least fifty percent (50%) of the shares of Series A Preferred or fifty percent (50%) of the aggregate Principal Amount of the Notes remain outstanding, (i) the Company and (ii) each Investor who is a current member of the Company’s management or board of directors, shall use reasonable best efforts to ensure that (including with respect to such Investors, by voting (or consenting with respect thereto) any shares of Common Stock then owned by them accordingly) (i) one (1) individual as may be designated by Great Point Partners, L.L.C. from time to time in a writing delivered to the Company is elected as a member of the Board of Directors of the Company, (ii) no such director designated and elected pursuant to clause (i) of this sentence be removed from office unless such removal is directed or approved in writing by Great Point Partners, L.L.C., and (iii) any vacancy created by the resignation, removal or death of any such director designated and elected pursuant to clause (i) of this sentence be filled pursuant to clause (i) of this sentence; provided, however, that the foregoing shall not apply to Investors in their capacity as directors of the Company to the extent that, at any time hereafter, any such director determines in good faith, after consultation with outside counsel, that compliance with such obligation could reasonably be likely to constitute a failure of such director to comply with his fiduciary duties under Nevada law.

SECTION 4.5           Limitation on Future Issuances.  From and after the Closing, so long as at least fifty percent (50%) of the shares of Series A Preferred or fifty percent (50%) of the Principal Amount of Notes are then outstanding, then without the approval, by vote or written consent, of the holders of at least sixty-seven percent (67%) of the aggregate Principal Amount of the Notes then outstanding and at least sixty-seven percent (67%) of the shares of Series A Preferred then outstanding, the Company shall not sell or issue (i) any debt securities or (ii) any shares of preferred stock (other than shares of Series A-2 Preferred upon conversion of the Notes) of the Company or any security convertible or exercisable for preferred stock of the Company.

SECTION 4.6            Form D; Blue Sky.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Investors (provided that the posting of the Form D on the SEC’s EDGAR system shall be deemed delivery of the Form D for purposes of this Agreement).  The Company, on or before the Closing, shall take such action as the Company shall reasonably determine is necessary, if any, in order to obtain an exemption for or to qualify the Securities for sale to the Investors under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification) and shall provide evidence of such actions promptly to the Investors.

SECTION 4.7            Pledges.  The Company acknowledges and agrees that any Investor may from time to time pledge, and/or grant a security interest in, some or all of the Securities in connection with applicable securities laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan.  Such a pledge would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by the Investor transferee of the pledge.  No notice shall be required of such pledge, but any Investor’s transferee shall promptly notify the Company of any such subsequent transfer or foreclosure.  Each Investor acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Securities or for any agreement, understanding or arrangement between such Investor and its pledgee or secured party.  At the Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement to any registration statement filed pursuant to the Registration Rights Agreement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

SECTION 4.8            Listing on Exchange.  The Company will use its best efforts to (i) effect the listing of its Common Stock (including any such shares issuable upon conversion of the Series A Preferred or upon exercise of the Warrants) with the NASDAQ Stock Market LLC or the NYSE Amex Equities as soon a reasonably possible after the Closing, but in any event within six months from the date hereof, and (ii) following any such listing, to maintain such listing for so long as at least fifty percent (50%) of the shares of Series A Preferred or fifty percent (50%) of the Principal Amount of Notes are then outstanding.

SECTION 4.9            Use of Proceeds.  The Company agrees to use the proceeds of the offering, after paying the expenses of the offering, (i) to fund the launch of the SmartChip System and related products, (ii) to pay off the Oxford Loan Agreement (and to pay associated fees and expenses), and (iii) for working capital and general corporate purposes, including research and development of the Company’s products.  For the avoidance of doubt, the Company shall not invest the proceeds of the offering in any investments other than Cash Equivalents.  For purposes hereof, “Cash Equivalents” shall mean with respect to a person or entity, (a) securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six (6) months from the date of acquisition by such person or entity, (b) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500,000,000 and a rating of “A” (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) with maturities of not more than six (6) months from the date of acquisition by such person, (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, which repurchase obligations are secured by a valid perfected security interest in the underlying securities, (d) commercial paper issued by any person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor’s Rating Service or at least P-I or the equivalent thereof by Moody’s Investors Service Inc., and in each case maturing not more than six (6) months after the date of acquisition by such person, (e) investments in money market funds at least 95% of whose assets are comprised of securities of the types described in clauses (a) through (d) above and (f) demand deposit accounts maintained in the ordinary course of business with any bank that satisfies the criteria described in clause (b) above or any other bank organized under the laws of the United States or any state thereof so long as the amount maintained with such other bank is less than or equal to $100,000 and is insured by the Federal Deposit Insurance Corporation.

SECTION 4.10          Reservation of Underlying Shares.  The Company shall at all times reserve and keep available (i) out of its authorized but unissued shares of Common Stock for issuance upon the conversion of the shares of Series A Preferred and the exercise of the Warrants, free from pre-emptive rights, such number of shares of Common Stock for which the shares of Series A Preferred shall from time to time be convertible and  for which the Warrants shall from time to time be exercisable and (ii) out of its authorized but unissued shares of Series A-2 Preferred for issuance upon the conversion of Notes, free from pre-emptive rights, such number of shares of Series A-2 Preferred for which the Notes shall from time to time be convertible.  The Company will take all such reasonable action as may be necessary to assure that such Underlying Shares may be issued as provided herein without violation of any applicable law or regulation. Without limiting the generality of the foregoing, the Company covenants that it will use its best efforts to take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Underlying Shares upon the conversion of the Series A Preferred and the Notes and the exercise of the Warrants and use its best efforts to obtain all such authorizations, exemptions or consents, including but not limited to consents from the Company’s shareholders or Board of Directors or any public regulatory body, as may be necessary to enable the Company to perform its obligations under this Section.

ARTICLE V

SURVIVAL AND INDEMNIFICATION

SECTION 5.1            Survival.  Notwithstanding any examination made by or on behalf of any party hereto, the knowledge of any party or the acceptance by any party of any certificate or opinion:  (i) each representation and warranty contained in Sections 2.1 (Organization and Qualification), 2.2 (Authorization), 2.3 (Valid Issuance of Series A Preferred, Warrants and Underlying Common Stock), 2.7 (Capitalization) and 2.21 (Certain Fees) (such representations and warranties collectively, the “Fundamental Representations”) shall survive the closing and (ii) each representation and warranty contained herein other than the Fundamental Representations shall survive the Closing for a period of two years; provided, however, that, any representation or warranty in respect of which indemnity may be sought under Section 5.2, and the indemnity with respect thereto, shall survive the time at which it would otherwise terminate pursuant to this Section 5.1, if written notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to the expiration of the applicable survival period, if any, specifying, to the extent possible, the factual basis of the inaccuracy or breach in reasonable detail, and in any such case such representation or warranty shall survive until any claim for indemnity related to such inaccuracy or breach is resolved.  Each covenant contained herein shall survive the Closing and shall be fully effective and enforceable.

SECTION 5.2            Indemnification.

(a)         The Company shall indemnify each Investor, its stockholders, partners, officers, directors, employees, agents and representatives against any damages, claims, losses, liabilities and expenses (including reasonable counsel fees and expenses) which may be suffered or incurred by any of them as a result of a breach of any representation, warranty or covenant made by the Company in this Agreement.

(b)         Each Investor agrees to indemnify the Company and its stockholders, officers, directors, employees, agents and representatives against any damages, claims, losses, liabilities and expenses (including reasonable counsel fees and other expenses) which may be suffered or incurred by it as a result of any breach of any representation, warranty, or covenant made by such Investor in this Agreement.

(c)         In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 5.2, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing of the occurrence of the facts and circumstances giving rise to such claim.  The failure of any person to deliver the notice required by this Section 5.2(c) shall not in any way affect the indemnifying party’s indemnification obligations hereunder except and only to the extent that the indemnifying party is actually prejudiced thereby.  In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall, jointly with any other indemnifying party similarly notified, assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and expenses of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel or pay its own expenses.  Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceedings (including any impleaded parties) include both the indemnifying party and the indemnified party and representations of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld) but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

ARTICLE VI

TERMINATION

SECTION 6.1            By Mutual Consent.  This Agreement may be terminated and the transactions contemplated by this Agreement abandoned for any reason at any time prior to the Closing by mutual written agreement of the Investors and the Company.

SECTION 6.2            By the Company.  This Agreement may be terminated and the transactions contemplated by this Agreement abandoned by notice from the Company to the Investors at any time prior to the Closing if the Closing shall not have occurred on or before May 27, 2011 by reason of the failure of any condition precedent under Section 1.4(a) hereof (unless the failure results primarily from the Company’s breaching any representation, warranty, or covenant contained in this Agreement).

SECTION 6.3            By the Investors.  This Agreement may be terminated and the transactions contemplated by this Agreement abandoned by notice from the Investors to the Company at any time prior to the Closing if the Closing shall not have occurred on or before May 27, 2011 by reason of the failure of any condition precedent under Section 1.4(b) hereof (unless the failure results primarily from the Investors’ breaching any representation, warranty, or covenant contained in this Agreement).

SECTION 6.4            Effect of Termination.  If any party terminates this Agreement pursuant to Section 6.2 or 6.3 above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of any party then in breach).

ARTICLE VII

MISCELLANEOUS

SECTION 7.1            Notices.  All notices or other communications which are required or permitted under this Agreement shall be in writing and sufficient if transmitted by hand delivery, by facsimile transmission, by registered or certified mail, postage pre-paid, by electronic mail, or by nationally recognized overnight carrier, to the persons at the addresses set forth below (or at such other address as a party hereto shall have furnished to the other parties in writing in accordance with the notice provisions hereunder), and shall be deemed to have been delivered (i) if transmitted by hand delivery, as of the date delivered, (ii) if transmitted by facsimile or electronic mail, as of the date so transmitted with an automated confirmation of delivery, (iii) if transmitted by nationally recognized overnight carrier, as of the business day following the date of delivery to the carrier, and (iv) if transmitted by registered or certified mail, postage pre-paid, on the third business day following posting with the U.S. Postal Service:

If to an Investor:	The address specified for such Investor on Schedule I.

If to the Company:	WaferGen Bio-systems, Inc.
7400 Paseo Padre Parkway
Fremont, CA 94555
	Attention:	Don Huffman, Chief Financial Officer
	Facsimile:	(510) 651-4599

With a copy to:	Morrison & Foerster LLP
425 Market Street
San Francisco, CA 94105
	Attention:	John M. Rafferty, Esq.
	Facsimile:	(415) 268-7522

SECTION 7.2            Entire Agreement.  This Agreement, including schedules and exhibits, or other documents referred to herein or that specifically indicate that they were delivered to the Investors in connection with this Agreement, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof (other than the non-disclosure and confidentiality agreements, if any, between the Company and the Investors signed in anticipation of an equity financing in the Company).  No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

SECTION 7.3            Amendments.  The terms and provisions of the Agreement may be modified, amended or waived, or consent for the departure therefrom granted, only by written consent of the Company and the Investors holding at least sixty-seven percent (67%) of the shares of Series A Preferred and at least sixty-seven percent (67%) of the principal amount of all Notes then held by all Investors.  Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

SECTION 7.4            Assignment.  The rights and obligations under this Agreement may not be assigned by any party hereto without the prior written consent of the Company and the Investors holding in the aggregate at least sixty-seven percent (67%) of the shares of Series A Preferred and at least sixty-seven percent (67%) of the Principal Amount of all Notes then held by all Investors (the “Required Investors”), which consent shall not be unreasonably withheld; provided, however, that this Agreement may be assigned by an Investor to the valid transferee of any of the Securities if such Security remains a “restricted security” under the Securities Act.  This Agreement and all provisions hereof shall be binding upon, inure to the benefit of, and are enforceable by the parties hereto and their respective successors and permitted assigns.

SECTION 7.5            Benefit.  All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto.  Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

SECTION 7.6           Governing Law; Jurisdiction.  This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties. ANY AND ALL SUITS, LEGAL ACTIONS OR PROCEEDINGS ARISING OUT OF THIS AGREEMENT SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF NEW YORK AND LOCATED IN NEW YORK, NEW YORK AND EACH PARTY HERETO HEREBY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF SUCH SUITS, LEGAL ACTIONS OR PROCEEDINGS.  IN ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING, EACH PARTY HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH IN SECTION 7.1.  TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OR ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING IN ANY SUCH COURT AND HEREBY FURTHER WAIVES ANY CLAIM THAT ANY SUIT, LEGAL ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

SECTION 7.7            Severability.  In the event that any court of competent jurisdiction or arbitrator shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court or arbitrator deems it reasonable and enforceable, and as so limited shall remain in full force and effect.  In the event that such court or arbitrator shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

SECTION 7.8            Headings and Captions.  The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or constructions of any of, the terms or provisions hereof.

SECTION 7.9            No Waiver of Rights, Powers and Remedies.  No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party.  No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies.  No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

SECTION 7.10          Expenses; Transfer Taxes.  Except as provided in Section 5.2, each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated, provided, however, that the Company shall pay the reasonable and verifiable fees and out-of-pocket expenses of Great Point Partners, LLC’s counsel and consultants incurred in connection with the preparation, execution and delivery of this Agreement, the Registration Rights Agreement and the other transaction agreements and documents contemplated hereunder and the issuance of the Securities, such fees and expenses not to exceed $50,000 in the aggregate. The Company shall be responsible for and shall pay any transfer, documentation, sales, use, stamp, registration, or similar taxes in connection with this Agreement or the issuance of the Securities to the Investors.

SECTION 7.11          Brokers.  Except as set forth in Schedule 7.11 hereto, each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other.  Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission, or for other compensation, by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

SECTION 7.12          Public Announcements.  Except as may be required by law or regulation, the Company shall not use the name of, or make reference to, any Investor or any of its affiliates in any press release or in any public manner without such Investor’s prior written consent, which consent shall not be unreasonably withheld, except as may be required pursuant to rules promulgated under the Exchange Act to be included in any reports or filings made by the Company under the Exchange Act.  The initial press release with respect to the execution of this Agreement shall be approved by the Company and the Investors provided that the approval of the Investors shall not be unreasonably withheld, and shall be issued by the Company no later than 9:00 a.m. New York City time, on the trading day immediately following the date hereof.  Thereafter, so long as this Agreement is in effect, the Company and the Investors shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated herein, other than information that has already been made public, without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that the Company, on the one hand, and the Investors, on the other hand, may, without the prior consent of the other party, issue a press release or make such public statement as may, upon the advice of counsel, be required by law.

SECTION 7.13          Counterparts.  This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of this Agreement, and any telecopy or other facsimile transmission of any signature shall be deemed an original.

SECTION 7.14          Further Assistance.  In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the Company and each Investor will take such further action as the other party may reasonably request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification under Article V or VI).

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IN WITNESS WHEREOF, the Company and the Investors have executed this Purchase Agreement as of the day and year first above written.

WAFERGEN BIO-SYSTEMS, INC.

By:	/s/ Alnoor Shivji
	Name:	Alnoor Shivji
	Title:	Chief Executive Officer, President and Chairman of the Board

[Purchase Agreement]

IN WITNESS WHEREOF, the Company and the Investors have executed this Purchase Agreement as of the day and year first above written.

THE SHIVJI FAMILY TRUST DATED JUNE 12, 2000

By:	/s/ Alnoor Shivji
	Name:	Alnoor Shivji
	Title:	Trustee

[Purchase Agreement]

IN WITNESS WHEREOF, the Company and the Investors have executed this Purchase Agreement as of the day and year first above written.

CIBC TRUST COMPANY (BAHAMAS) LIMITED AS TRUSTEE

By:	/s/ Helen M. Carroll & Linda G. Williams
Name: Helen M. Carroll & Linda G. Williams
Title: Authorised Signatories

KANTER FAMILY FOUNDATION

By:	/s/ Joel Kanter
Name:
Title:

JOEL KANTER

By:	/s/ Joel Kanter

[Purchase Agreement]

IN WITNESS WHEREOF, the Company and the Investors have executed this Purchase Agreement as of the day and year first above written.

ROBERT CORADINI

/s/ Robert Coradini
Name: Robert Coradini

[Purchase Agreement]

IN WITNESS WHEREOF, the Company and the Investors have executed this Purchase Agreement as of the day and year first above written.

BIOMEDICAL VALUE FUND, L.P.
By: Great Point Partners, LLC, its investment manager

By:	/s/ David E. Kroin
Name: David E. Kroin
Title: Managing Director

BIOMEDICAL INSTITUTIONAL VALUE FUND, L.P.
By: Great Point Partners, LLC, its investment manager

By:	/s/ David E. Kroin
Name: David E. Kroin
Title: Managing Director

BIOMEDICAL OFFSHORE VALUE FUND, LTD.
By: Great Point Partners, LLC, its investment manager

By:	/s/ David E. Kroin
Name: David E. Kroin
Title: Managing Director

WS INVESTMENTS III, LLC
By: Great Point Partners, LLC, its investment manager

By:	/s/ David E. Kroin
Name: David E. Kroin
Title: Managing Director

DAVID J. MORRISON
By: Great Point Partners, LLC, its investment manager

By:	/s/ David E. Kroin
Name: David E. Kroin
Title: Managing Director

[Purchase Agreement]

IN WITNESS WHEREOF, the Company and the Investors have executed this Purchase Agreement as of the day and year first above written.

CLASS D SERIES OF GEF-PS, L.P.
By: Great Point Partners, LLC, its investment manager

	By:	/s/ David E. Kroin
Name: David E. Kroin
Title: Managing Director

LYRICAL MULTI-MANAGER FUND, L.P.
By: Great Point Partners, LLC, its investment manager

	By:	/s/ David E. Kroin
Name: David E. Kroin
Title: Managing Director

JEFFREY R. JAY, TRUSTEE FOR THE BENEFIT OF THOMAS C. JAY QPERT

By:	/s/ Jeffrey R. Jay
Name:
Title:

JEFFREY R. JAY, TRUSTEE FOR THE BENEFIT OF CAROLYN JAY TRUST

By:	/s/ Jeffrey R. Jay
Name:
Title:

JEFFREY R. JAY, TRUSTEE FOR THE BENEFIT OF JR JAY JR TRUST

By:	/s/ Jeffrey R. Jay
Name:
Title:

JEFFREY R JAY

By:	/s/ Jeffrey R. Jay

[Purchase Agreement]

IN WITNESS WHEREOF, the Company and the Investors have executed this Purchase Agreement as of the day and year first above written.

DEERFIELD SPECIAL SITUATION FUND, L.P.
By:	Deerfield Capital, L.P.
General Partner
	By:	J.E. Flynn Capital, LLC
General Partner

		By:	/s/ James E. Flynn
Name: James E. Flynn
Title: President

DEERFIELD SPECIAL SITUATIONS FUND
INTERNATIONAL, LIMITED

By:	/s/ James E. Flynn
Name: James E. Flynn
Title: Director

DEERFIELD PRIVATE DESIGN FUND II, L.P.
By:	Deerfield Capital, L.P.
General Partner
	By:	J.E. Flynn Capital, LLC
General Partner

		By:	James E. Flynn
Name: James E. Flynn
Title: President

DEERFIELD PRIVATE DESIGN
INTERNATIONAL II, L.P.
By:	Deerfield Capital, L.P.
General Partner
	By:	J.E. Flynn Capital LLC
General Partner

		By:	/s/ James E. Flynn
Name: James E. Flynn
Title: President

[Purchase Agreement]

IN WITNESS WHEREOF, the Company and the Investors have executed this Purchase Agreement as of the day and year first above written.

PAUL SCHIMMEL ROLLOVER IRA

By:	/s/ Paul Schimmel
Name:
Title:

MERLIN NEXUS III, LP
By: Merlin Nexus III, LLC (Its General Partner)

	By:	/s/ Dominique Semon
Name: DOMINIQUE SEMON
Title:

[Purchase Agreement]